Exhibit (10)m(2)

STEPAN COMPANY

THIRD AMENDMENT

Dated as of December 28, 2010

to:

AMENDED 1998 NOTE AGREEMENT

and

2002 NOTE PURCHASE AGREEMENT

Each as described herein

THIRD AMENDMENT

THIS THIRD AMENDMENT, dated as of December 28, 2010 (the “Third Amendment”), to each of the Outstanding Agreements (as defined below) is among STEPAN COMPANY, a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this Third Amendment (collectively, the “Noteholders”).

RECITALS:

A. The Company and the Noteholders have heretofore entered into the various Note Agreements described on the attached Schedule A (each as amended by the First Amendment, dated as of February 27, 2004, but effective as of December 31, 2003 and the Second Amendment dated as of May 3, 2004, collectively, the “Outstanding Agreements”), pursuant to which the Company issued its Notes as described on said Schedule A (collectively, the “Notes”). The Notes which are presently outstanding are hereafter referred to as the “Outstanding Notes.”

B. The Company and the Noteholders now desire to amend the Outstanding Agreements in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Outstanding Agreements unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. THIRD AMENDMENT.

Section 1.1. Schedule B of each of the Outstanding Agreements is hereby amended by (i) deleting the last sentence of the definition of “Investments” in its entirety; (ii) deleting the definition of “Restricted Subsidiary” in its entirety and replacing it with the following:

“Restricted Subsidiary” means any Subsidiary in which: (i) at least a majority of the voting securities are owned by the Company and/or one or more Restricted Subsidiaries and (ii) the Company has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes. The Company may from time to time cause any Subsidiary (other than a Subsidiary Guarantor)

to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement, and (b) the Company and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in Section 9 and Section 10 of this Agreement if tested on the date of such action and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion and once a Subsidiary has been designated a Restricted Subsidiary, it shall not thereafter be redesignated as an Unrestricted Subsidiary on more than one occasion. Within ten (10) days following any designation described above, the Company will deliver to you a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this definition and setting forth all information required in order to establish such compliance.

; (iii) (w) deleting the reference to “and” immediately prior to clause (b) in the definition of “Permitted Guaranties” and “Specified Subsidiary Indebtedness” and replacing each reference with a reference to “,”; (x) adding a reference to “and (c) the Term Credit Agreement,” immediately prior to the word “provided” in the definition of “Permitted Guaranties” and “Specified Subsidiary Indebtedness”; (y) adding a reference to “or Term Credit Agreement, as applicable,” immediately following the reference to the phrase “Revolving Credit Agreement” in subclause (i) and subclause (ii) of the proviso to the definition of “Specified Subsidiary Indebtedness”; and (iv) adding the following new defined term in the appropriate alphabetical order therein:

“Term Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of August 27, 2010 among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and the other lenders named therein, such term to include any credit facility or other instrument evidencing borrowed money replacing all or part of such Amended and Restated Credit Agreement.

Section 1.2. Section 9.8 of each of the Outstanding Agreements is hereby amended by adding a reference to “or the Term Credit Agreement” immediately following the reference to “Revolving Credit Agreement” in the first sentence of such Section 9.8.

Section 1.3. Section 10.5 of each of the Outstanding Agreements is hereby deleted in its entirety and replaced with the following:

Section 10.5. Limitations on Investments. The Company will not itself, and will not permit any Restricted Subsidiary to, make any Investment, or any commitment to make any Investment, if, immediately after giving effect to any such proposed Investment, (a) the aggregate amount of all Investments made after September 29, 2005 (all such Investments to be taken at the cost thereof at the time of making such Investment without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal), shall exceed 30% of the Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries, or (b) Consolidated Funded Indebtedness shall exceed 55% of Consolidated Capitalization.

Section 1.4. Schedule 10.5 of each of the Outstanding Agreements is hereby deleted in its entirety.

SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

Section 2.1. To induce the Noteholders to execute and deliver this Third Amendment, the Company represents and warrants to the Noteholders (which representations and warranties shall survive the execution and delivery of this Third Amendment) that:

(a) this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment, and each of the Outstanding Agreements as amended by this Third Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the execution, delivery and performance by the Company of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(b);

(c) as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default under any of the Outstanding Agreements has occurred which is continuing; and

(d) all of the representations and warranties contained in Section 5 of each of the Outstanding Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except that any representation or warranty made as of a specific date shall be deemed made as of such specific date.

Execution and delivery by the Company of this Third Amendment constitutes the certification by the Company that the foregoing representations and warranties are true and correct on and with respect to the date hereof.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS THIRD AMENDMENT.

Section 3.1. This Third Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this Third Amendment, duly executed by the Company and the Required Holders of the Outstanding Notes under each Outstanding Agreement, shall have been delivered to the Noteholders;

(b) a true, complete and correct copy of the fully executed Term Credit Agreement, including all exhibits, schedules and amendments thereto shall have been delivered to the Noteholders; and

(c) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this Third Amendment shall become effective.

SECTION 4. PAYMENT OF NOTEHOLDERS’ COUNSEL FEES AND EXPENSES.

Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Third Amendment.

SECTION 5. MISCELLANEOUS.

Section 5.1. This Third Amendment shall be construed in connection with and as part of each of the Outstanding Agreements, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in each of the Outstanding Agreements and each of the Outstanding Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Outstanding Agreements without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This Third Amendment shall be governed by and construed in accordance with Illinois law.

Section 5.5. This Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the date first written above

STEPAN COMPANY

By	/s/ James E. Hurlbutt
Name: James E. Hurlbutt
Title: Vice President and Chief Financial Officer

[Third Amendment—Stepan Company]

Accepted as of the date first written above:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (as Noteholder under the Amended 1998 Note Agreement and the 2002 Note Purchase Agreement)

By	/s/ Timothy S. Collins
Name: Timothy S. Collins
Title: Authorized Signatory

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account (as Noteholder under the 2002 Note Purchase Agreement)

By	/s/ Timothy S. Collins
Name: Timothy S. Collins
Title: Authorized Signatory

[Third Amendment—Stepan Company]

MONY LIFE INSURANCE COMPANY (as Noteholder under the 2002 Note Purchase Agreement)

By
Name:
Title:

[Third Amendment—Stepan Company]

PRUDENTIAL LIFE INSURANCE COMPANY (as Noteholder under the Amended 1998 Note Agreement and the 2002 Note Purchase Agreement)

By
Name:
Title:

[Third Amendment—Stepan Company]

THRIVENT FINANCIAL FOR LUTHERANS (f/k/a Aid Association for Lutherans) (as Noteholder under the 2002 Note Purchase Agreement)

By
Name:
Title:

[Third Amendment—Stepan Company]

SCHEDULE A

OUTSTANDING AGREEMENTS AND OUTSTANDING NOTES

1.	The Amended and Restated Note Agreement dated as of December 1, 2002 among the Company and each of the institutional investors listed therein, as amended by the First Amendment, dated as of February 27, 2004, but effective as of December 31, 2003 and the Second Amendment dated as of May 3, 2004 (the “Amended 1998 Note Agreement”) pursuant to which the Company issued its 6.59% Amended and Restated Senior Notes due October 1, 2013. The Amended 1998 Note Agreement amended and restated the separate Loan Agreements each dated as of October 1, 1998.

REGISTERED NOTEHOLDER	PRINCIPAL AMOUNT OF OUTSTANDING NOTES AS OF NOVEMBER 30, 2010

The Northwestern Mutual Life Insurance Company	$3,636,362

Prudential Life Insurance Company	$1,818,181

2.	The Note Purchase Agreement dated as of September 10, 2002 among the Company and each of the institutional investors listed therein, as amended by the First Amendment, dated as of February 27, 2004, but effective as of December 31, 2003 and the Second Amendment dated as of May 3, 2004 (the “2002 Note Purchase Agreement”) pursuant to which the Company issued its 6.86% Senior Notes due September 1, 2015.

REGISTERED NOTEHOLDER	PRINCIPAL AMOUNT OF OUTSTANDING NOTES AS OF NOVEMBER 30, 2010

The Northwestern Mutual Life Insurance Company	$14,285,334

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account	$714,266

Thrivent Financial for Lutherans	$2,142,800

Prudential Life Insurance Company	$2,142,800

MONY Life Insurance Company	$2,142,800